Exhibit 99.1

Capital Growth Systems Acquires 20/20 Technologies, Inc. and Magenta netLogic, Ltd.

SCHAUMBURG, Ill.--(BUSINESS WIRE)--Sept. 12, 2006--Capital Growth Systems, Inc. (OTCBB:CGSY.OB - News), announced today that it has completed the acquisition of 20/20 Technologies Inc., the holding company whose assets include total ownership of UK-based Magenta netLogic, Ltd., a global leader in circuit pricing and network optimization. The transaction represents part of the current CGSY strategic program of expansion to become a leading telecommunications services and solutions provider.

"The Magenta acquisition gives us a unique position with a communications supply chain management system, a global customer base and an experienced team in North America and Europe," stated Tom Hudson, CGSY chief executive officer. "Multi-national corporations, systems integrators and telecommunications companies have traditionally tried to execute on their networking requirements without the necessary keys to the supply chain in terms of information regarding circuit supply, availability and pricing. The Magenta intellectual property, technology and databases are a significant step toward providing that clarity, and we believe that will allow us to add significant value to our current and future customers. Magenta is already well established in a number of the largest global carrier and systems integrator operations."

Patrick Shutt, former CEO of 20/20 and current CGSY president, stated, "CGSY is engaged in an exciting period of growth. We believe the significant savings Magenta has already shown existing consulting clients give a formidable competitive edge to the company moving forward. We believe that the combination of this transaction and the strategic objectives of the company will give CGSY the framework to build the first Smart VNO capable of consistent, speedy and economic design and delivery of network solutions of any size or complexity with a global reach."

CGSY also recently announced the execution of a letter of intent to acquire Houston-based Global Capacity Group, Inc., an expanding connectivity provider.

About Capital Growth Systems, Inc.

Capital Growth Systems, Inc. is a public reporting company under the Securities Exchange Act of 1934 and is based in Schaumburg, Ill. The company currently has four wholly-owned subsidiaries: NexVU Technologies, LLC (www.nexvu.com); Frontrunner Network Systems Inc. (www.frontrunnernetworks.com); 20/20 Technologies, Inc. (www.20-20technologies.net); and Magenta netLogic, Ltd. (www.magenta-netlogic.com). The company's common stock is currently quoted on the Bulletin Board under the stock symbol CGSY.OB

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the company's inability to accurately forecast its operating results; the company's potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the company's business. For further information on factors which could impact the company and the statements contained herein, reference should be made to the company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:

Capital Growth Systems, Inc.
Skip Behm, 630-872-5800
sbehm@nexvu.com